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                                    EXHIBIT A

                             JOINT FILING AGREEMENT



               The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Consumer Portfolio services, Inc. dated February 8, 1995 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Dated:  February 8, 1995                ANGELO, GORDON & CO., L.P.

                                        By:  AG Partners, L.P.
                                             General Partner

                                             By:  /S/  MICHAEL L. GORDON
                                                  -----------------------------
                                                  Name: Michael L. Gordon
                                                  Title:General Partner



                                        /S/ JOHN M. ANGELO
                                        ---------------------------------------
                                        JOHN M. ANGELO


                                        /S/ MICHAEL L. GORDON
                                        ---------------------------------------
                                        MICHAEL L. GORDON